Registration No. 33-31802



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                  Kansas                                48-0457967
       (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)             Identification No.)

            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                   OUTSIDE DIRECTOR'S STOCK OPTIONS UNDER THE
            SPRINT CORPORATION 1997 LONG-TERM STOCK INCENTIVE PROGRAM
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------

     This Registration Statement as originally filed related to the offering of 150,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable to
Outside Directors under Sprint's Long- Term Stock Incentive Program on the exercise of options. In December, 1989, there was a two-for-one split of the Sprint Common Stock, increasing the number of shares covered by the Registration Statement to 300,000 shares. In connection with the spin-off of Sprint's
cellular   division  in  March  1996,  the  number  of  shares  covered  by  the
Registration Statement was increased to 360,562 shares to prevent dilution. Options for 74,128 shares were exercised before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock in November 1998, leaving 286,434 shares. The remaining 286,434 shares were reclassified into 286,434 shares of FON Common Stock and 143,217 shares of PCS Common stock. Options for 76,554 shares of FON Common Stock were exercised before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving 209,880 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the registration statement to 419,760 shares of FON Common Stock. Options for 40,278 shares of PCS Common Stock were exercised before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving 102,939 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock under the Registration Statement to 205,878 shares of PCS Common Stock.

     On February 28, 2004, Sprint's board of directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Conversion Date"). 43,478 of the remaining 205,878 shares of PCS Common Stock were issued upon the exercise of options before the Conversion Date, leaving 162,400 shares of PCS Common Stock. Following the recombination of the PCS Common Stock and the FON Common Stock, no shares of PCS Common Stock may be issued. Accordingly, the purpose of this Post-Effective Amendment No. 2 is to deregister the remaining 162,400 shares of PCS Common Stock covered by this Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number      Exhibits

 24. Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 19th day of May, 2004.

                                    SPRINT CORPORATION



                                    By  /s/ Claudia S. Toussaint
                                       (Claudia S. Toussaint, Vice President)




     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
G. D. FORSEE*           Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                        Executive Vice President    )
ROBERT J. DELLINGER*    - Chief Financial Officer   )
                        (Principal Financial        )
                        Officer)                    )
                                                    )
                        Senior Vice President and   )
J. P. MEYER*            Controller                  )
                        (Principal Accounting       )
                        Officer)                    )
                                                    )    May 19, 2004
                                                    )
DUBOSE AUSLEY*          Director                    )
                                                    )
_____________________                               )
(Gordon M. Bethune)     Director                    )
                                                    )
                                                    )
E. LINN DRAPER, JR. *   Director                    )
                                                    )
_____________________                               )
(Deborah A. Henretta)   Director                    )
                                                    )

                                                    )
I. O. HOCKADAY, JR.*    Director                    )
                                                    )
                                                    )
L. K. LORIMER*          Director                    )
                                                    )
                                                    )
C. E. RICE*             Director                    )
                                                    )
                                                    )
LOUIS W. SMITH*         Director                    )
                                                    )  May 19, 2004
                                                    )
GERALD L. STORCH*       Director                    )
                                                    )





/s/ Claudia S. Toussaint
---------------------------

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with
     this Amendment to the Registration
     Statement No. 33-31802.

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24. Power of Attorney.